Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of Lincoln National Corporation and in the related prospectuses listed below:

1.	Forms S-3
a.	No. 333-201103 pertaining to the Lincoln National Corporation automatic shelf registration for certain securities,
b.	Nos. 333-133086, 333-159314 and 333-181052 pertaining to the Jefferson-Pilot Corporation Long Term Stock Incentive Plan,
c.	Nos. 333-131943 and 333-163672 pertaining to the Lincoln National Life Insurance Company Agents’ Savings and Profit Sharing Plan, 333-185105 and 333-208110 pertaining to the LNL Agents’ 401(k) Plan,
d.

Nos. 333-142871 pertaining to the Lincoln National Corporation Amended and Restated Incentive Compensation Plan and 333-159290, 333-181049 and 333-203699 pertaining to the Lincoln National Corporation 2009 Amended and Restated Incentive Compensation Plan,

e.	Nos. 333-84728, 333-84728-01, 333-84728-02, 333-84728-03 and 333-84728-04 pertaining to the Lincoln National Corporation shelf registration for certain securities,
f.	No. 333-32667 pertaining to the Lincoln National Corporation 1997 Incentive Compensation Plan, and
g.	Nos. 333-146213, 33-51415, 333-165504, 333-187320, 333-189136 and 333-211879 pertaining to the Lincoln National Corporation Deferred Compensation Plan for Agents;
2.	Form S-4 (No. 333-130226) pertaining to the proposed business combination with Jefferson-Pilot Corporation;
3.	Forms S-8
a.	No. 333-203690 pertaining to the Lincoln National Corporation 2009 Amended and Restated Incentive Compensation Plan and the Jefferson-Pilot Corporation Long-Term Stock Incentive Plan,
b.	No. 333-196233 pertaining to the Lincoln National Corporation 2014 Incentive Compensation Plan,
c.	No. 333-155385 pertaining to the Lincoln National Corporation Deferred Compensation and Supplemental/Excess Retirement Plan,
d.	No. 333-142872 pertaining to the Lincoln National Corporation Stock Option Plan for Non-Employee Directors,
e.	No. 333-133039 pertaining to various Jefferson-Pilot Corporation benefit plans,
f.	Nos. 333-143796 and 333-126452 pertaining to the Lincoln National Corporation Executive Deferred Compensation Plan for Employees,
g.	Nos. 333-126020 pertaining to the Lincoln National Corporation Employees’ Savings and Profit Sharing Plan and 333-161989 pertaining to the LNC Employees’ 401(k) Plan,
h.	Nos. 333-143795 and 333-121069 pertaining to the Lincoln National Corporation Deferred Compensation Plan for Non-Employee Directors,
i.	No. 033-58113 pertaining to the Lincoln National Corporation 1993 Stock Plan for Non-Employee Directors, and
j.	No. 333-105344 pertaining to the Lincoln National Corporation 1993 Stock Plan for Non-Employee Directors;

of our reports dated February 23, 2017, with respect to the consolidated financial statements and financial statement schedules of Lincoln National Corporation and the effectiveness of internal control over financial reporting of Lincoln National Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

February 23, 2017